UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2014 (January 31, 2014)

COLE REAL ESTATE INVESTMENTS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35974	26-1846406
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100

Phoenix, Arizona 85016

(Address of principal executive offices) (Zip Code)

(602) 778-8700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities

On March 5, 2013, Cole Real Estate Investments, Inc. (f/k/a Cole Credit Property Trust III, Inc.), a Maryland corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Holdings Merger Agreement”) with CREInvestments, LLC, a Maryland limited liability company and a wholly owned subsidiary of the Company (“Holdings Merger Sub”), Cole Holdings Corporation, an Arizona corporation that was the parent company and indirect owner of the Company’s external advisor at such time (“Holdings”), and Christopher H. Cole, the sole stockholder of Holdings. The Holdings Merger Agreement provided for the merger of Holdings with and into Holdings Merger Sub (the “Holdings Merger”), with Holdings Merger Sub surviving and continuing its existence under the laws of the State of Maryland as a wholly owned subsidiary of the Company. The Holdings Merger was consummated on April 5, 2013. Pursuant to the terms of the Holdings Merger Agreement, certain contingent consideration was payable by the Company to Mr. Cole, Marc T. Nemer, Stephan Keller, Jeffrey C. Holland and D. Kirk McAllaster, Jr. based on the average closing price over a period of 30 consecutive trading days beginning 180 days after the shares of common stock, $0.01 par value per share, of the Company (the “Company Common Stock”) were listed on the New York Stock Exchange (the “NYSE”) or any other national securities exchange (such consideration, the “Incentive Consideration” and the 30 trading day period beginning 180 days after such listing, the “Incentive Consideration Test Period”).

On October 22, 2013, the Company entered into an Agreement and Plan of Merger (the “ARCP Merger Agreement”) with American Realty Capital Properties, Inc., a Maryland corporation (“ARCP”), Clark Acquisition, LLC, a Delaware limited liability company and a wholly owned subsidiary of ARCP (“Merger Sub”), and the Company. The ARCP Merger Agreement provides for the merger of the Company with and into Merger Sub (the “ARCP Merger”), with Merger Sub surviving the ARCP Merger as a wholly owned subsidiary of ARCP.

In connection with the execution of the ARCP Merger Agreement, Messrs. Cole, Nemer, Keller, Holland and McAllaster (together, the “Incentive Consideration Recipients”) entered into letter agreements with ARCP (together, the “Letter Agreements”), pursuant to which, among other arrangements, such persons would receive the Incentive Consideration from the Company in the form of shares of Company Common Stock in the event the ARCP Merger was not consummated before the end of the Incentive Consideration Test Period. The Incentive Consideration Test Period ended January 30, 2014 and, in accordance with the terms of the Holdings Merger Agreement and the Letter Agreements, on January 31, 2014 the Company issued a total of 15,744,370 shares of Company Common Stock to the Incentive Consideration Recipients (before applicable tax withholding).

Each of the Incentive Consideration Recipients is an “accredited Investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”). The offer and sale of the securities described above were made in reliance upon an exemption from the registration requirements pursuant to Section 4(2) under the Act and/or Rule 506 of Regulation D promulgated thereunder.

The description of the Holdings Merger Agreement contained in this Current Report on Form 8-K (including the description of the Incentive Consideration) is qualified in its entirety by reference to the Holdings Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on March 8, 2013. The descriptions of the ARCP Merger Agreement and the Letter Agreements with Mr. Cole and Mr. Nemer contained in this Current Report on Form 8-K are qualified in their entirety by reference to the ARCP Merger Agreement and such Letter Agreements, copies of which were attached as Exhibit 2.1, Exhibit 99.3 and Exhibit 99.4, respectively, to the Current Report on Form 8-K filed by the Company on October 23, 2013. The descriptions of the Letter Agreements with Mr. Holland, Mr. Keller and Mr. McAllaster contained in this Current Report on Form 8-K are qualified in their entirety by reference to such Letter Agreements, copies of which were attached as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to the Current Report on Form 8-K filed by the Company on October 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2014

COLE REAL ESTATE INVESTMENTS, INC.

By:	/s/ Stephan Keller
Name: Stephan Keller Title: Chief Financial Officer